Exhibit 10

                      Warrant Liquidation Agency Agreement


         This Warrant Liquidation Agency Agreement between Toy Biz, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Warrant Liquidation Agent") is entered into as of the 29th day of September, 1998.

                                   Background

         1. The Company is preparing to issue certain securities in accordance with the Fourth Amended Joint Plan of Reorganization, dated July 31, 1998, proposed by the Company and certain secured creditors of Marvel Entertainment Group, Inc. ("Marvel") in the chapter 11 cases of Marvel and certain of its subsidiaries (the "Plan");

         2. Among the securities to be issued by the Company in accordance with the Plan are six-month warrants ("Stockholder Series B Warrants") to purchase an aggregate of 3,000,001 shares of 8% cumulative convertible exchangeable preferred stock of the Company;

         3. The Stockholder Series B Warrants may be issued in several tranches; and

         4. The Company plans to change its name to "Marvel Enterprises, Inc." on or about the date of the consummation of the Plan (the "Consummation Date").


                                    Agreement

The parties to this agreement now agree as follows.

         1. If any Stockholder Series B Warrants are issued by the Company to the Warrant Liquidation Agent after the first (1st) anniversary of the Consummation Date as provided in Section 8.10 of the Plan, the Warrant Liquidation Agent shall thereafter sell those Stockholder Series B Warrants (the "Liquidations Warrants") into the market as promptly as reasonably practical to permit an orderly sale of the Liquidation Warrants, provided that the Company has either(i) obtained a no-action letter (a "No-action Letter") from the staff of the Securities and Exchange Commission to the effect that the staff of the Securities and Exchange Commission will not recommend any enforcement action if the sale of the Liquidation Warrants by the Warrant Liquidation Agent is made without registration under the Securities Act of 1933, as amended (the "Securities Act"), or (ii)filed and caused to become effective a registration statement (a "Registration Statement") under the Securities Act registering either (x) both the issuance of the Liquidation Warrants to the Warrant
Liquidation Agent and the sale of the Liquidation Warrants by the Warrant Liquidation Agent or (y) the sale of the Liquidation Warrants by the Warrant Liquidation Agent.

         2. The Company will use its reasonable efforts either (i) to obtain a No-action Letter, or (ii) if it does not obtain such a No-action Letter, to file and cause to become effective the Registration Statement, as the case may be, in either case on or before the first (1st) anniversary of the Consummation Date.

         3. The Warrant Liquidation Agent shall be entitled to the fee provided for in Schedule A to this Agreement for the performance of its services under this agreement, and shall be entitled to the reimbursement of its reasonable expenses incurred in connection with that performance. One-half of the fees and expenses of the Warrant Liquidation Agent shall be paid from the net proceeds of the sale of the Liquidatable Warrants if those net proceeds are sufficient to pay those fees and expenses. The balance of the fees and expenses of the Warrant Liquidation Agent shall be paid by the Company. Any remaining net proceeds of the sale of the Liquidatable Warrants shall be delivered to the Company to be held in a trust account in accordance with Section 8.10 of the Plan.

         4. The United States District Court for the District of Delaware shall have jurisdiction to determine all controversies and disputes arising under or in connection with this agreement. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States of America.

         5. This agreement may be executed in any number of counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.


                              AMERICAN STOCK TRANSFER & TRUST COMPANY


                                 /s/ HERBERT J. LEMMER
                              -----------------------------------
                              Name:  Herbert J. Lemmer
                              Title:  Vice President



                              TOY BIZ, INC.


                                 /S/ WILLIAM H. HARDIE, III
                              -----------------------------------
                              Name:  William H. Hardie, III
                              Title:  Executive Vice President,
                                         Business Affairs